Capstone Companies to Host Teleconference and Webcast
to Reveal New Marketing Strategy
and Product Branding Opportunity

DEERFIELD BEACH, FL, February 19, 2015 – Capstone Companies, Inc. (OTCQB: CAPC), a leader in LED power failure lighting solutions and innovator of LED lighting designs, announced today that it will host a conference call and webcast during which President and Chief Executive Officer Stewart Wallach will reveal its newest product brand for LED lighting products in the home.  The trusted, iconic brand has been serving households for over 100 years.  On the call, Mr. Wallach will also discuss the Company’s plans to advance its position in the LED lighting market.  Regarding the transformative strategy, Mr. Wallach noted, “This could prove to be the most significant turning point in our Company’s brief history.”

Wednesday, February 25, 2015
11:00 a.m. Eastern Time
Phone: (201) 689-8470
Internet webcast link available at:  www.capstonecompaniesinc.com

A telephonic replay will be available from 2:00 p.m. ET the day of the call until Wednesday, March 4, 2015.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13601936.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

For more information contact

Company:                                                                Investor Relations:
Aimee Gaudet                                                         Garett Gough, Kei Advisors LLC
Corporate Secretary                                              (716) 846-1352
(954) 252-3440, ext 313                                            ggough@keiadvisors.com